Exhibit 99.1

NEWS RELEASE
CONTACT:
Gary S. Maier
Vice President, Corporate Communications & IR
(310) 972-5124
MOTORCAR PARTS OF AMERICA REPORTS FISCAL FIRST QUARTER RESULTS
- Record Sales and Gross Profit with Solid Cash Flow Generation -
LOS ANGELES, CA – August 11, 2025 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2026 first quarter -- reflecting record sales and gross profit for a fiscal first quarter with solid cash flow generation.
Key highlights for the quarter:
•	Net sales increased 10.9 percent to a first quarter record of $188.4 million.

•	Gross profit increased 16.3 percent to a first quarter record of $33.9 million.

•	Operating income increased to $20.1 million from an operating loss of $6.5 million in the prior year.

•	Generated $10.0 million of cash from operating activities and reduced net bank debt by $7.0 million to $74.4 million.

•	Repurchased 197,796 shares for $2.0 million at an average price of $9.94.

Fiscal 2026 First Quarter Results
Net sales for the fiscal 2026 first quarter increased 10.9 percent to a first quarter record of $188.4 million from $169.9 million in the prior year.

Gross profit for the quarter increased 16.3 percent to a first quarter record of $33.9 million from $29.2 million a year earlier.  Gross margin for the same period was 18.0 percent compared with 17.2 percent a year earlier -- impacted by non-cash expenses of $3.9 million, or 2.1 percent, and cash expenses of $1.4 million, or 0.8 percent, as detailed in Exhibit 2.

Operating income for the fiscal 2026 first quarter increased to $20.1 million from an operating loss of $6.5 million in the prior year.  Excluding the non-cash foreign exchange impact of lease liabilities and forward contracts, operating income increased 153.6 percent to $11.7 million compared with $4.6 million in the prior year.

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Motorcar Parts of America, Inc.
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Interest expense for the fiscal 2026 first quarter decreased by $1.6 million to $12.8 million from $14.4 million a year ago, reflecting lower average outstanding balances under the company’s credit facility and lower interest rates compared with a year ago.
Net income for the fiscal 2026 first quarter was $3.0 million, or $0.15 per diluted share, compared with a net loss of $18.1 million, or $0.92 per share, for the prior year.  Net income benefitted from non-cash items of $1.3 million, or $0.07 per diluted share, primarily offset by cash expenses of $1.1 million, or $0.05 per diluted share, as detailed in Exhibit 1.
“We are pleased with our record first quarter results following a strong fiscal 2025 year.  We remain focused on enhancing our supply chain and operating efficiencies as we continue to capitalize on the company’s prominent position within the non-discretionary automotive aftermarket business,” said Selwyn Joffe, chairman, president, and chief executive officer.
He noted favorable industry dynamics continue to drive the automotive aftermarket, including the increasing year-over-year number of vehicles on the road, coupled with an aging car parc climbing to a current 12.8 years in the United States.
 Joffe emphasized that the company is continuing to work with its suppliers and customers to gain further efficiencies in our operations and supply chain.  “The company’s solid financial position and cash flow generation support our competitive position and expectations for future growth,” Joffe said

He noted that the company has been proactively focused on significantly reducing reliance on Chinese suppliers for several years, which today represents less than 25 percent of parts and components sourced from China. “We remain optimistic about a successful resolution of current global economic events related to tariffs.  Our established footprint in North America has strategic benefits, with further potential opportunities to reduce reliance on overseas supply sources and to help offset tariff costs,” Joffe said.
Joffe highlighted that the company generated cash of approximately $10.0 million from operating activities during the fiscal 2026 first quarter compared with a use of cash of approximately $20.8 million from operating activities a year ago, and reduced net bank debt by $7.0 million to $74.4 million from $81.4 million.
Share Repurchase
During the fiscal 2026 first quarter, the company repurchased 197,796 shares for $2.0 million at an average share price of $9.94 under its current authorization program, supported by solid cash generation from operating activities. The company anticipates further opportunities to build shareholder value through enhanced profitability and strong cash generation.

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Motorcar Parts of America, Inc.
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Fiscal 2026 Guidance Update

The company has increased its fiscal 2026 sales guidance since issuing annual guidance in June.  This increase reflects a strong start to its fiscal year and incorporates the impact of tariff passthroughs.  The company’s increased sales guidance is now between $800 million to $820 million, representing between 5.6 percent and 8.3 percent year-over-year growth.  The company reaffirms its operating income guidance range to between $86 million and $91 million, representing 4.3 percent and 10.4 percent year-over-year growth -- reflecting a combination of tariff passthroughs and cost mitigation measures.  The company estimates depreciation and amortization will be approximately $11 million.  These estimates reflect the expected impact of tariffs enacted as of August 11, 2025, and do not include certain non-cash items and one-time expenses.

Use of Non-GAAP Measure

This press release includes the following non-GAAP measure – EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, see the financial tables included in this press release. Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding this measure.
Earnings Conference Call and Webcast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations. The call will be open to all interested investors either through a live audio webcast at www.motorcarparts.com or live by calling (888) 440-5584 (domestic) or (646) 960-0457 (international). For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com. A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on August 11, 2025 through 8:59 p.m. Pacific time on August 18, 2025 by calling (800) 770-2030 (domestic) or (609) 800-9909 (toll) and using access code: 1545314.

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Motorcar Parts of America, Inc.
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About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake pads, brake rotors, brake master cylinders, brake power boosters, turbochargers, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems. Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2025 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.
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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended
	June 30,
	2025	2024

Net sales	$188,364,000	$169,887,000
Cost of goods sold	154,447,000	140,713,000
Gross profit	33,917,000	29,174,000
Operating expenses:
General and administrative	12,680,000	16,670,000
Sales and marketing	6,210,000	5,449,000
Research and development	3,306,000	2,433,000
Foreign exchange impact of lease liabilities and forward contracts	(8,348,000)	11,078,000
Total operating expenses	13,848,000	35,630,000
Operating income (loss)	20,069,000	(6,456,000)
Other expenses:
Interest expense, net	12,812,000	14,387,000
Change in fair value of compound net derivative liability	1,790,000	(2,580,000)
Total other expenses	14,602,000	11,807,000
Income (loss) before income tax expense (benefit)	5,467,000	(18,263,000)
Income tax expense (benefit)	2,425,000	(178,000)
Net income (loss)	$3,042,000	$(18,085,000)
Basic net income (loss) per share	$0.16	$(0.92)
Diluted net income (loss) per share	$0.15	$(0.92)
Weighted average number of shares outstanding:
Basic	19,369,060	19,674,539
Diluted	19,917,663	19,674,539

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
	June 30, 2025	March 31, 2025
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$12,479,000	$9,429,000
Short-term investments	2,011,000	1,881,000
Accounts receivable —net	85,532,000	91,064,000
Inventory — net	366,772,000	359,669,000
Contract assets	30,329,000	29,606,000
Prepaid expenses and other current assets	22,259,000	19,822,000
Total current assets	519,382,000	511,471,000
Plant and equipment — net	33,194,000	31,990,000
Operating lease assets	68,281,000	66,603,000
Long-term deferred income taxes	5,504,000	4,569,000
Long-term contract assets	340,529,000	336,268,000
Goodwill and intangible assets — net	3,693,000	3,757,000
Other assets	2,767,000	2,978,000
TOTAL ASSETS	$973,350,000	$957,636,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$176,269,000	$172,117,000
Customer finished goods returns accrual	32,926,000	34,411,000
Contract liabilities	49,396,000	38,158,000
Revolving loan	86,856,000	90,787,000
Other current liabilities	4,973,000	5,570,000
Operating lease liabilities	10,196,000	9,982,000
Total current liabilities	360,616,000	351,025,000
Convertible notes, related party	40,844,000	35,207,000
Long-term contract liabilities	240,021,000	241,404,000
Long-term deferred income taxes	488,000	362,000
Long-term operating lease liabilities	63,056,000	65,308,000
Other liabilities	8,212,000	6,631,000
Total liabilities	713,237,000	699,937,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued Series A junior participating preferred stock; par value $.01 per share,	-	-
20,000 shares authorized; none issued	-	-

Common stock; par value $.01 per share, 50,000,000 shares authorized; 19,352,135 and 19,435,706 shares issued and outstanding at June 30, 2025 and March 31, 2025, respectively	194,000	194,000
Additional paid-in capital	232,897,000	234,413,000
Retained earnings	23,075,000	20,033,000
Accumulated other comprehensive income	3,947,000	3,059,000
Total shareholders' equity	260,113,000	257,699,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$973,350,000	$957,636,000

Additional Information and Non-GAAP Financial Measures
To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the company has included the following additional information and non-GAAP financial measures for the three months ended June 30, 2025 and 2024. Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company's results of operations and the factors and trends affecting the company's business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.
The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization. A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income for the Three Months Ended June 30, 2025 and 2024	Exhibit 1

	Three Months Ended June 30,
	2025		2024
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income (loss)	$3,042,000	$0.15	$(18,085,000)	$(0.92)

Non-cash items impacting net income
Core and finished goods premium amortization	$2,847,000	$0.14	$2,728,000	$0.14
Revaluation - cores on customers' shelves	1,026,000	0.05	394,000	0.02
Share-based compensation expenses	946,000	0.05	1,000,000	0.05
Foreign exchange impact of lease liabilities and forward contracts	(8,348,000)	(0.42)	11,078,000	0.56
Change in fair value of compound net derivative liability	1,790,000	0.09	(2,580,000)	(0.13)
Tax effect (a)	435,000	0.02	(3,155,000)	(0.16)
Total non-cash items impacting net income	$(1,304,000)	$(0.07)	$9,465,000	$0.48

Cash items impacting net income
New product line start-up costs and transition expenses, and severance and other (b)	-	-	2,940,000	0.15
Net tariff costs paid for products sold before price increases were effective	1,426,000	0.07	-	-
Tax effect (a)	(357,000)	(0.02)	(735,000)	(0.04)
Total cash items impacting net income	$1,069,000	$0.05	$2,205,000	$0.11

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate.
(b) For the three months ended June 30, 2024, consists of $2,940,000 included in operating expenses.

Items Impacting Gross Profit for the Three Months Ended June 30, 2025 and 2024	Exhibit 2

	Three Months Ended June 30,
	2025		2024
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$33,917,000	18.0%	$29,174,000	17.2%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$2,847,000	1.5%	$2,728,000	1.6%
Revaluation - cores on customers' shelves	1,026,000	0.5%	394,000	0.2%
Total non-cash items impacting gross profit	$3,873,000	2.1%	$3,122,000	1.8%

Cash items impacting gross profit
Net tariff costs paid for products sold before price increases were effective	1,426,000	0.8%	-	-
Total cash items impacting gross profit	$1,426,000	0.8%	$-	0.0%

Items Impacting EBITDA for the Three Months Ended June 30, 2025 and 2024	Exhibit 3

	Three Months Ended June 30,
	2025	2024
GAAP net income (loss)	$3,042,000	$(18,085,000)
Interest expense, net	12,812,000	14,387,000
Income tax expense (benefit)	2,425,000	(178,000)
Depreciation and amortization	2,449,000	2,729,000
EBITDA	$20,728,000	$(1,147,000)

Non-cash items impacting EBITDA
Core and finished goods premium amortization	$2,847,000	$2,728,000
Revaluation - cores on customers' shelves	1,026,000	394,000
Share-based compensation expenses	946,000	1,000,000
Foreign exchange impact of lease liabilities and forward contracts	(8,348,000)	11,078,000
Change in fair value of compound net derivative liability	1,790,000	(2,580,000)
Total non-cash items impacting EBITDA	$(1,739,000)	$12,620,000

Cash items impacting EBITDA
New product line start-up costs and transition expenses, and severance and other	-	2,940,000
Net tariff costs paid for products sold before price increases were effective	1,426,000	-
Total cash items impacting EBITDA	$1,426,000	$2,940,000